Exhibit (5)(d)


                                                                       , 1997


                            FORM OF LETTER AGREEMENT



     The Wright EquiFund Equity Trust (the "Trust") hereby adopts and agrees to become a party to the attached Amended and Restated Administration Agreement between the Trust and Eaton Vance Management on behalf of the Wright EquiFund-Country Strategy series of the Trust.


                                               WRIGHT EQUIFUND EQUITY TRUST


                                               BY:
                                                    --------------------
                                                     Peter M. Donovan
                                                     President




Accepted and agreed to:


EATON VANCE MANAGEMENT


BY:
     ---------------------------
      Benjamin A. Rowland, Jr.
         Vice President